Exhibit 99.1

Bottomline Technologies Reports Second Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights Second Quarter

PORTSMOUTH, N.H. – January 30, 2014 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today reported financial results for the second quarter ended December 31, 2013.

Revenues for the second quarter were $73.4 million, an increase of $9.8 million, or 15%, from the second quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s commercial banking, legal spend management and Paymode-X cloud-based applications, increased 15% from the second quarter of last year to $34.8 million.

Gross margin for the second quarter was $41.0 million, an increase of $7.8 million from the second quarter of last year. Net loss for the second quarter was $7.3 million, or net loss per share of $0.20.

Core net income for the second quarter was $10.3 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $9.1 million, equity-based compensation of $5.5 million, non-cash pension expense of $0.2 million and non-cash interest expense of $2.8 million associated with our convertible notes. Core earnings per share was $0.28.

“We had a strong quarter with record setting revenues, subscription and transaction revenues and other key metrics. Strategically, we advanced our cloud-based solutions with several key new product releases,” said Rob Eberle, President and CEO of Bottomline Technologies. “With significant customer demand and a strong sales pipeline, we see a bright future ahead. We are confident our focus on innovative cloud-based solutions will drive continued subscription and transaction revenue growth as well as gross and operating margin leverage and expansion.”

Revenues for the six months ended December 31, 2013 increased 12% to $140.7 million as compared with $125.3 million last year. Subscription and transaction revenues increased 13% to $66.4 million in the six months ended December 31, 2013. Net loss for the six months ended December 31, 2013 was $13.3 million, or $0.37 per share.

Core net income for the six months ended December 31, 2013 was $20.5 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $17.5 million, equity-based compensation of $10.6 million, non-cash pension expense of $0.2 million and non-core charges of $5.6 million associated with our convertible notes. Core earnings per share was $0.55.

Second Quarter Customer Highlights

•	Chosen by eight leading insurers, including Sompo Japan Insurance, Anchor General Insurance Group and Sequoia Insurance to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Leading organizations, such as 21st Century Fox, Aetna, Caesars Windsor, Guess?, Markel Corporation and Thames Water Utilities chose Bottomline’s payment automation solutions.

•	Companies such as Societe Generale Insurance, Banque Cantonale du Jura, and Yorkshire Building Society selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Deepened relationships in the healthcare vertical with customers such as the Children’s Mercy Hospital and St. Elizabeth’s Medical Center.

Second Quarter Strategic Corporate Highlights

•	Announced general availability of Paymode-X 2.0 – Vendor View, the first in a series of next generation platform features delivering a unique, unified and rich user experience, allowing members to monitor payments and connect directly with payers to obtain additional payment information.

•	Recognized by American Banker, Bank Technology News and IDC Financial Insights to the annual FinTech100 ranking of top technology providers to financial services companies worldwide.

•	Partnered with Hyland Software to create an integrated solution for advanced mobile data capture and enterprise content management technology to simplify the collection and delivery of critical healthcare data, enabling clinicians and administrative staff to spend more time with patients and less time manually entering data into a computer.

•	Hosted industry executives at our second annual Healthcare Customer Insights Exchange, providing a forum for the exchange of new ideas and answers for today’s challenging and rapidly evolving healthcare landscape.

•	Transform, our leading document automation product, was selected at the DM Awards as the overall winner for the “Environmental Product of the Year 2013” for its ability to support organizations’ drive to reduce their environmental impact by removing paper from complex business processes.

•	Named to the Business NH Magazine’s “Best Companies to Work For” Hall of Fame for 2013, recognizing Bottomline’s outstanding commitment to employees’ professional growth and development through innovative work programs, company culture and benefits.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition and integration-related expenses (including acquisition-related earn-outs), restructuring related costs, non-cash pension expense and non-core charges associated with our convertible notes. Non-core charges associated with our convertible notes consist of non-cash interest expense as well as gains or losses on derivative instruments issued in conjunction with the notes. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP. A reconciliation of the GAAP results to the non-GAAP results for the three and six months ended December 31, 2013 and 2012 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	(in thousands)		(in thousands)
	2013	2012	2013	2012
GAAP net loss	$(7,265)	$(7,040)	$(13,313)	$(7,022)
Amortization of intangible assets	8,174	5,201	13,879	9,513
Equity-based compensation	5,535	4,734	10,567	8,941
Acquisition and integration-related expenses	903	2,565	3,573	4,280
Restructuring expenses (benefit)	(10)	834	45	1,130
Non-cash pension expense	151	—	151	—
Net loss on derivative instruments	—	4,917	—	4,917
Non-cash interest expense	2,827	547	5,608	547

Core net income	$10,315	$11,758	$20,510	$22,306

GAAP diluted shares	37,911	36,115	37,491	35,871
Impact of note hedges	(455)	—	(227)	—

Core diluted shares	37,456	36,115	37,264	35,871

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans and improve our gross and operating margins. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2013 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2013	2012
Revenues:
Subscriptions and transactions	$34,845	$30,361
Software licenses	5,463	5,469
Service and maintenance	31,369	25,735
Other	1,728	2,044

Total revenues	73,405	63,609

Cost of revenues:
Subscriptions and transactions	16,754	16,238
Software licenses	392	617
Service and maintenance	13,973	11,977
Other	1,285	1,540

Total cost of revenues	32,404	30,372

Gross profit	41,001	33,237

Operating expenses:
Sales and marketing	18,024	15,955
Product development and engineering	9,271	8,426
General and administrative	8,124	6,467
Amortization of intangible assets	8,174	5,201

Total operating expenses	43,593	36,049

Loss from operations	(2,592)	(2,812)

Other expense, net	(3,391)	(5,502)

Loss before income taxes	(5,983)	(8,314)
Provision (benefit) for income taxes	1,282	(1,274)

Net loss	$(7,265)	$(7,040)

Basic and diluted net loss per share	$(0.20)	$(0.20)

Shares used in computing basic and diluted net loss per share:	36,667	35,284

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-cash pension expense and non-core charges associated with our convertible notes):(1)

Core net income	$10,315	$11,758

Diluted core net income per share(2)	$0.28	$0.33

1)	Core net income excludes charges for amortization of intangible assets of $8,174 and $5,201, acquisition and integration-related expenses of $903 and $2,565, restructuring expenses (benefit) of ($10) and $834, equity-based compensation of $5,535 and $4,734, non-cash pension expense of $151 and zero and non-core charges associated with our convertible notes of $2,827 and $5,464 for the three months ended December 31, 2013 and 2012, respectively.
2)	Shares used in computing diluted core earnings per share were 37,456 and 36,115 for the three months ended December 31, 2013 and 2012, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Six Months Ended December 31,
	2013	2012
Revenues:
Subscriptions and transactions	$66,394	$58,908
Software licenses	10,201	10,168
Service and maintenance	60,691	52,190
Other	3,368	4,032

Total revenues	140,654	125,298

Cost of revenues:
Subscriptions and transactions	32,098	30,224
Software licenses	758	1,026
Service and maintenance	26,492	24,271
Other	2,511	3,062

Total cost of revenues	61,859	58,583

Gross profit	78,795	66,715

Operating expenses:
Sales and marketing	34,266	30,428
Product development and engineering	17,678	16,732
General and administrative	16,610	13,028
Amortization of intangible assets	13,879	9,513

Total operating expenses	82,433	69,701

Loss from operations	(3,638)	(2,986)

Other expense, net	(7,431)	(5,456)

Loss before income taxes	(11,069)	(8,442)
Provision (benefit) for income taxes	2,244	(1,420)

Net loss	(13,313)	(7,022)

Basic and diluted net loss per share	$(0.37)	$(0.20)

Shares used in computing basic and diluted net loss per share:	36,441	35,097

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-cash pension expense and non-core charges associated with our convertible notes):(1)

Core net income	$20,510	$22,306

Diluted core net income per share(2)	$0.55	$0.62

1)	Core net income excludes charges for amortization of intangible assets of $13,879 and $9,513, acquisition and integration-related expenses of $3,573 and $4,280, restructuring expenses of $45 and $1,130, equity-based compensation of $10,567 and $8,941, non-cash pension expense of $151 and zero and non-core charges associated with our convertible notes of $5,608 and $5,464 for the six months ended December 31, 2013 and 2012, respectively.
2)	Shares used in computing diluted core earnings per share were 37,264 and 35,871 for the six months ended December 31, 2013 and 2012, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2013	June 30, 2013

Assets
Current assets:
Cash, cash equivalents and marketable securities	$205,598	$293,077
Accounts receivable	52,174	44,430
Other current assets	17,562	15,243

Total current assets	275,334	352,750

Property and equipment, net	28,652	23,631
Goodwill and intangible assets, net	330,473	192,068
Other assets	12,611	17,073

Total assets	$647,070	$585,522

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,957	$8,933
Accrued expenses	24,127	16,070
Deferred revenue	49,353	47,184

Total current liabilities	84,437	72,187

Convertible senior notes	143,598	138,582
Deferred revenue, non-current	12,950	9,104
Deferred income taxes	20,584	5,457
Other liabilities	14,428	3,443

Total liabilities	275,997	228,773

Stockholders’ equity
Common stock	39	38
Additional paid-in-capital	512,338	499,182
Accumulated other comprehensive income (loss)	3,300	(10,460)
Treasury stock	(21,168)	(21,888)
Accumulated deficit	(123,436)	(110,123)

Total stockholders’ equity	371,073	356,749

Total liabilities and stockholders’ equity	$647,070	$585,522